EXHIBIT 99.1

FOUNTAIN POWERBOAT INDUSTRIES, INC.

WASHINGTON, NC - November 10, 2008 - In a Report on Form 8-K filed today with the Securities and Exchange Commission, Fountain Powerboat Industries, Inc. (FPB) (the “Company”) reported that, on November 5, 2008, it received notice from the NYSE Alternext US, successor to the American Stock Exchange (the “Exchange”), that, based on the Exchange’s review of the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, the Company is not in compliance with one of the Exchange’s standards for the continued listing of the Company’s common stock as set forth in Part 10 of the Exchange’s Company Guide (the “Company Guide”). Specifically, the notice states that “…the Company is not in compliance with Section 1003(a)(i) of the Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of its three most recent fiscal years.” As a result of the circumstances described above, the notice states that the Company has become subject to the Exchange’s suspension and delisting procedures set forth in Section 1009 of the Company Guide.

As it reported on June 17, 2008, the Company received a previous notice from the Exchange during June 2008 that, based on the Exchange’s review of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, the Company was not in compliance with another of the Exchange’s continued listing standards. Specifically, that previous notice stated that the Company was not in compliance with Section 1003(a)(iv) of the Company Guide and that the Company had become subject to the Exchange’s suspension and delisting procedures and must submit a plan addressing how the Company intended to regain compliance, including specific milestones, quarterly financial projections, and details related to any strategic initiatives we plan to complete (a “Plan”).

The Company reported on July 24, 2008, that it had submitted a Plan to the Exchange that summarized the Company’s management’s plans and strategies for dealing with the issues raised in June notice. On August 29, 2008, the Company reported that the Exchange had notified the Company that (1) the Company had made a reasonable demonstration of its ability to regain compliance, (2) the Exchange had accepted the Company’s Plan and granted it an extension until December 11, 2008, to regain compliance with the Exchange’s continued listing standards, and (3) during the extension period, the listing of the Company’s common stock would be continued and the Exchange Staff periodically would review the Company’s implementation of the strategies described in the Plan, but that failure to make progress consistent with the Plan or to regain compliance with the Exchange’s continued listing standards by the end of the extension period could result in the initiation of proceedings to delist the Company’s common stock.

The current notice provides that the Company may submit a supplement to the Plan described above by December 5, 2008, addressing how it intends to regain compliance with Section 1003(a)(i) by November 5, 2009 (a “Second Plan”). The Exchange’s Corporate Compliance Department will evaluate any Second Plan the Company submits and make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance. If the Company’s Second Plan is accepted, the Company may be able to continue its listing during the Plan periods, subject to periodic reviews to determine whether it is making progress consistent with the Second Plan.

The Company remains subject to the conditions set forth in the Exchange’s June notice and will be subject to delisting proceedings if it does not submit a Second Plan or if any Second Plan it submits is not accepted by the Exchange. Likewise, even if a Second Plan the Company submits is accepted, but the Company is not in compliance with all continued listing standards of the Company Guide by November 5, 2009, or if the Company does not make progress consistent with the Second Plan during the Plan periods, the Exchange will initiate delisting proceedings.

The Company intends to carefully evaluate how it will respond to the Exchange’s current notice, including whether it will be able to submit a Second Plan with a viable chance of success. The Company currently is unable to make any more definite statement about its intention to submit a Second Plan or its prospects for submitting an acceptable Second Plan.

About Fountain Powerboat Industries, Inc.

Fountain Powerboat Industries, Inc. has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The Company, through its wholly owned subsidiary, Fountain Powerboats, Inc., designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

Safe Harbor for Forward Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the Company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. The potential risks and uncertainties, include, but are not limited to, the cyclical nature of the marine industry and current adverse conditions in the industry, delays and unexpected costs for beginning construction of Baja boats, higher than expected costs to build boats, defects in acquired assets, lower than expected future market demand for Baja boats, the volatile and competitive nature of the industry, the concentration of a substantial percentage of the Company’s sales with a few major customers, the loss of, or change in demand from, any of which could have a material impact upon the Company; labor relations at the Company and at its customers and suppliers; and the Company’s single-source supply and just-in-time inventory strategies for some critical boat components, including high performance engines, which could adversely affect production if a single-source supplier is unable for any reason to meet the Company’s requirements on a timely basis, and changes in domestic and international market conditions and foreign exchange rates. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting Our Operating Results” sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).